Philip J. Collora
Attorney at Law
120 South LaSalle Street
Chicago, Illinois 60603


November 29, 1995


Kemper Diversified Income Fund
120 South LaSalle Street
Chicago, Illinois  60603

Dear Sir or Madam:

Reference is made to your Registration Statement under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act") on Form N-1A and all amendments thereto and the Rule 24f-2 Notice ("Notice") to be filed by you with the Securities and Exchange Commission pursuant to Rule 24f-2 under the 1940 Act for the fiscal year ended October 31, 1995. Reference is also made to the 35,330,229 shares (the "Shares") specified in said Notice as having been sold in reliance upon registration pursuant to Rule 24f-2. I have examined such documents, certificates and opinions and have made such investigations as I have deemed necessary for the purposes of this opinion. It is my opinion that the Shares, the registration of which the Notice makes definite in the number, were legally issued, fully paid and non assessable (although shareholders of the Fund may be subject to liability under certain circumstances described in the Statement of Additional Information in the Registration Statement of the Fund under the caption "Shareholder Rights"). I consent to the use of this opinion in connection with the aforementioned Notice to be filed pursuant to Rule 24f-2 under the 1940 Act.

Sincerely,

/s/Philip J. Collora

Philip J. Collora

PJC/jps